Exhibit 23.4

                                  May 25, 2001

Sun Community Bancorp Limited
2777 East Camelback Road
Suite 375
Phoenix, Arizona 85016

     RE:  CAMELBACK COMMUNITY BANK

Ladies and Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Camelback Community Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Camelback Community Bank and under the caption "Opinion of Financial Adviser".

                                        Very truly yours,

                                        /s/ John Palffy
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                                        John Palffy
                                        President